                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[x] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         GULF SOUTHWEST BANCORP, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------


    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------



    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------


    (2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------


    (3) Filing Party:

    ---------------------------------------------------------------------------


    (4) Date Filed:

    ---------------------------------------------------------------------------

Notes:

                         GULF SOUTHWEST BANCORP, INC.

                           4200 WESTHEIMER, SUITE 210
                              HOUSTON, TEXAS 77027


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 11, 1996



   To the Shareholders of Gulf Southwest Bancorp, Inc.: The Meeting of Gulf Southwest Bancorp, Inc. (the "Company") will be held at Merchants Bank, 999 North Shepherd, Houston, Texas on June 11, 1996, at 9:00 a.m. for the following purposes:

     1. To elect a Board of Directors of the Company consisting of five (5) persons.

     2. To consider and vote upon a proposal to change the name of the Company to Merchants Bancshares, Inc.

     3. To transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or adjournments thereof.

   Only those shareholders of record at the close of business on April 15, 1996 are entitled to notice of and to vote at the Annual Meeting of Shareholders or at any adjournment or adjournments thereof.


                                   IMPORTANT

   All shareholders are urged to sign, date and return as promptly as possible the enclosed proxy in the enclosed postage-paid envelope. It is important that as many shares as possible be represented at the Annual Meeting of Shareholders. Consequently, whether or not you expect to be present, please execute and return the enclosed proxy.

                                          By Order of the Board of Directors,




                                         J. W. Lander, III
                                         President


May 15, 1996
Houston, Texas

                          GULF SOUTHWEST BANCORP, INC.

                           4200 WESTHEIMER, SUITE 210
                              HOUSTON, TEXAS 77027
                                 (713) 622-0042


                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF  SHAREHOLDERS
                            TO BE HELD JUNE 11, 1996

   This statement is furnished in connection with the solicitation of proxies by the Board of Directors of GULF SOUTHWEST BANCORP, INC. (the "Board") to be used at the Annual Meeting of Shareholders (the "Meeting") of GULF SOUTHWEST BANCORP, INC. (the "Company") to be held at Merchants Bank, 999 North Shepherd, Houston, Texas on June 11, 1996, at 9:00 a.m., and at any adjournment thereof. This Proxy Statement and accompanying proxy are being mailed on or about May 15, 1996 to the shareholders of the Company.


                              GENERAL INFORMATION

   The close of business on April 15, 1996 has been fixed as the record date for determining the shareholders entitled to vote at the Meeting to be held on June 11, 1996.

   The Meeting has been called for the purposes of (i) electing directors of the Company for the coming year, (ii) considering and voting upon a proposal to change the name of the Company to Merchants Bancshares, Inc., and (iii) transacting such other business as may properly come before the Meeting or any adjournment thereof.

   Whether you can attend the Meeting or not, your vote is important. Shares can be voted at the Meeting only if the owner is present or represented by proxy. Accordingly, it is requested that you sign and return the enclosed proxy in the envelope provided.

   Any person executing the accompanying proxy may revoke it at anytime prior to the actual voting thereof by filing with the Secretary of the Company a written revocation thereof or a duly executed proxy bearing a later date or by appearing at the Meeting and voting by ballot.

   Shares represented by each signed proxy received by the Board will be voted in accordance with the directions of the shareholder, and if no directions are provided, such shares will be voted "FOR" each of the proposed nominees and the proposal to change the name of the Company.

   The cost of soliciting proxies will be borne by the Company. The solicitation will be made by mail. Certain directors, officers and employees of the Company, not specifically employed for the purpose, may solicit proxies, without additional remuneration therefore, by mail, telephone, telegraph or personal interview. The Company will also supply brokerage firms and other custodians, nominees and fiduciaries with such proxy materials as they may require for mailing to beneficial owners, and will reimburse them for their reasonable expenses in connection therewith.

                      OUTSTANDING SHARES AND VOTING RIGHTS

   At the close of business on April 15, 1996, the record date for determining the shareholders of the Company entitled to notice of and to vote at the Meeting, the Company had 1,943,970 shares of common stock, $1.00 par value (the "Common Stock"), issued and outstanding.

   The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Meeting.

   Each holder of shares of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock of the Company owned of record at the close of business on April 15, 1996. Cumulative voting for directors is not permitted. Directors are elected by plurality vote and, therefore, the five (5) nominees receiving the highest number of affirmative votes shall be elected as directors, provided a quorum is present. All shares represented at the Meeting in person or by proxy shall be counted in determining the presence of a quorum. Abstentions and broker non-votes (shares held by a broker or nominee as to which a broker or nominee indicates on the proxy that it does not have the authority, either express or discretionary, to vote on a particular matter) are counted for the purpose of determining the presence or absence of a quorum for the transaction of business at the Meeting. For the election of directors, abstentions and broker non-votes will have the legal effect of neither a vote for nor against the nominee. In order for the proposal to change the name of the Company, shareholders holding at least two-thirds of the outstanding shares of common stock of the Company must vote in favor of the proposal. For the name change and all other matters, abstentions and broker non-votes, since they are not affirmative votes, have the same practical effect as a negative vote.


                             ELECTION OF DIRECTORS

   Five (5) directors are to be elected at the meeting. The persons named below have been designated by management of the Company as nominees for election as directors.

   Unless otherwise instructed, properly executed proxies which are returned in a timely manner will be voted for election of the five (5) nominees for directors. If, however, any of such nominees should withdraw his consent to serve (which is not anticipated) or be unable to stand for election, the proxies will be voted for such other person or persons as may be determined by the persons named in the proxies in their discretion, or the Board of Directors reduce the number of directors to be elected.


                       NOMINEES FOR ELECTION AS DIRECTORS

     Norman H. Bird, 51, is Vice President and Secretary of the Company and has held these offices since May 1988. Mr. Bird is also Executive Vice President of Merchants Bank, a wholly owned subsidiary of the Company, an office he has held since April 1985, and has served as a director of Merchants Bank since April 1985. He is Secretary of Gulf Southwest Nevada Bancorp, Inc. ("GSWNB"), an office he has held since April 1994. He has been a director of the Company since October 1989.

     A. Harrel Blackshear, 70, is a director of the Company and has served in this capacity since May 1995. Mr. Blackshear was elected President and a director of Texas City in 1993 and served in those capacities until his election as Branch President of the Texas City branch of Merchant's Bank in 1995. Mr. Blackshear was President of First Bank Pearland from 1991 to 1993.

   Donald R. Harding, 55, is President and a director of Merchants Bank and has served in these capacities since March 1982. He has been a director of the Company since 1982.

     J. W. Lander, Jr., 70, is Chairman of the Board of the Company and has served in this capacity since may 1988. He was President of the Company from July 1982 to April 1988. Mr. Lander is also Chairman of the Board and a director of Merchants Bank. He is President and a director of GSWNB, positions he has held since April 1994. In addition, he is a director of Stewart & Stevenson, Inc., a manufacturer of heavy equipment. J. W. Lander, Jr., is the father of J. W. Lander, III. He has been a director the Company since 1982.

     J. W. Lander, III, 44, is President, Treasurer and Assistant Secretary of the Company and has served in these capacities since May 1988. Mr. Lander is also Senior Vice President and a director of Merchants Bank. He is Treasurer and a director of GSWNB, positions he has held since April 1994. J. W. Lander, III is the son of J. W. Lander, Jr. He has been a director of the Company since 1983.

     The above nominees are all of the current officers and directors of the Company.

     Officers and directors are elected annually and serve, unless they sooner resign or are removed, until their respective successors are elected and qualify. Directors of the Company receive no compensation for their service on the Board.


                      MEETINGS AND COMMITTEES OF THE BOARD

     During 1995, the Board of Directors held four (4) meetings. All of the directors attended 75% or more of the total number of meetings of the Board of Directors during 1995.

     Although the Company has not established any committees, the Board of Directors of Merchants Bank has designated several committees of its board, including a Compensation Committee and an Audit Committee, the functions and membership of which are described below.

     The Compensation Committee is responsible for making recommendations to the Board of Directors regarding salaries and bonuses to be paid to the officers of Merchants Bank. The Audit Committee's functions include making recommendations on the selection of the Company's auditors, reviewing the arrangements for and scope of the independent auditors' examination, meeting with the independent auditors, the Board of Directors and certain officers of Merchants Bank to review the adequacy of internal controls and reporting, and performing any other duties or functions deemed appropriate by the Board of Directors of Merchants Bank.

     The Compensation Committee currently consists of Messrs. Ben Brollier (Chairman), D. R. Anderson, William H. Branson, Jr., Max Bowen, Richard L. Kinsel, and Herbert J. Laufman.

     The Audit Committee currently consists of Messrs. Herbert J. Laufman (Chairman), D. R. Anderson, Ben A. Brollier and John T. Malone.

          During 1995, the Compensation Committee met two (2) times and the Audit Committee met four (4) times. All of the directors attended 75% or more of the total number of applicable meetings.


                             PROPOSAL TO CHANGE THE
                              NAME OF THE COMPANY

     The Board of Directors recommends that the shareholders approve the proposal to change the name of the Company to Merchants Bancshares, Inc. The principal purpose of the proposed name change is to reflect the merger of subsidiary banks into Merchants, to more closely identify the Company with its' principal subsidiary and to achieve increased name recognition for Merchants Bank.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO ADOPT THE NAME CHANGE. The affirmative vote of the holders of at least two-thirds of the shares of Common Stock outstanding is necessary to adopt the proposal. Unless otherwise instructed, properly executed proxies which are returned will be voted in favor of the proposal.


                           OWNERSHIP OF COMMON STOCK

     As of April 15, 1996, the record date, 1,943,970 shares of Common Stock were outstanding, each of which is entitled to one vote.

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of April 15, 1996, by all current directors, nominees for directors and officers, each beneficial owner of more than five (5) percent of the Common Stock and all directors, nominees for directors and officers as a group.


                                     AMOUNT AND NATURE             PERCENT
NAME AND ADDRESSES               BENEFICIAL AND OWNERSHIP (1)   COMMON STOCK
- ------------------               -----------------------------  -------------

Norman H. Bird (2)                           820                      *
A. Harrel Blackshear (2)                   4,446 (3)                  *
Donald R. Harding (2)                      4,379 (4)                  *
J. W. Lander, Jr. (2)                    390,784                    20.1%
J. W. Lander, III (2)                      8,000                      *
Vanco Trusts (5)                         453,995                    23.4%
All directors and officers as
   a group (5 persons)                   408,429                    21.0%


* Less than one (1) percent.

____________________

(1) Unless otherwise indicated, each person has sole voting and investment power over the shares listed.

(2) 4200 Westheimer, Suite 210, Houston, Texas 77027

(3) Shares are owned by the Blackshear Family Living Trust, for which Mr. Blackshear is trustee. As trustee, Mr. Blackshear has sole voting and investment power over the shares.

(4) Shares are owned jointly by Mr. Harding and his wife. Mr. Harding has sole voting and investment power over the shares.

(5) P.O. Box 1239, McAllen, Texas 78502


                                  COMPENSATION

     The following table sets forth certain information with respect to compensation for services in all capacities paid by the Company and its subsidiaries for the past three (3) years to or on behalf of the Chairman of the Board and Chief Executive Officer of the Company at December 31, 1995, and each of the other executive officers (who received in excess of $100,000 in total compensation) of the Company serving at December 31, 1995:


                           SUMMARY COMPENSATION TABLE
                           --------------------------



    NAME AND PRINCIPAL                                  OTHER ANNUAL        ALL OTHER
        POSITION             YEAR    SALARY    BONUS    COMPENSATION(1)   COMPENSATION(4)
   ------------------        ----  ---------  -------  ----------------   ---------------

J. W. Lander, Jr.            1995   $180,953  $     0   $14,925   (2)  $    2,240
  Chairman and               1994    150,314        0     4,600   (2)       1,592
  Executive Officer          1993    141,270        0     5,200   (2)       1,684

J. W. Lander, III            1995   $ 84,975  $ 8,498   $14,270   (2)  $    1,416
  President and              1994     76,290    7,629     4,300   (2)         852
  Chief Financial            1993     75,795    7,579     3,400   (2)       1,375
  Officer

Donald R. Harding            1995   $ 86,880  $ 8,688   $ 4,800   (3)  $    1,426
  President -                1994     84,352    8,435     3,900   (3)       1,392
  Merchants Bank             1993     80,000    8,000     3,900   (3)       1,342
- ---------------------

(1) Excludes perquisites and other benefits, unless the aggregate amount of such compensation is at least the lesser of either $50,000 or 10 percent of the total annual salary and bonus reported for the named executive officer.

(2) Includes fees paid in his capacity as a director of Merchants Bank, Gulf Southwest Nevada Bancorp, Texas City Bank, First Bank Mainland and First Bank Pearland and a member of the Development Board of Merchants Bank - League City.

(3) Includes fees paid in his capacity as a director of Merchants Bank.

(4) Amounts of all other compensation are amounts contributed by the Subsidiary Banks for fiscal year 1993, 1994 and 1995 under the Company's Employee Savings Plan.

                                  PENSION PLAN

     The following table sets forth estimated annual benefits payable upon retirement under the Gulf Southwest Pension Plan to employees of the Company in specified remuneration and years of service classifications.

                               PENSION PLAN TABLE
                               ------------------

                                    YEARS OF SERVICE (2)
                    ----------------------------------------------------
REMUNERATION (1)       10       15       20       25       30       35
- ------------------  -------  -------  -------  -------  -------  -------

      $50,000       $ 5,693  $ 8,539  $11,386  $14,232  $17,079  $19,925
       75,000         8,539   12,809   17,079   21,349   25,614   29,888
      100,000        11,386   17,079   22,772   28,465   34,158   39,851
      125,000        14,232   21,349   28,465   35,531   42,697   49,814
      150,000        17,079   25,618   34,158   42,697   51,237   59,776

____________________

(1) Upon normal retirement at age 65 or after completing 5 years of participation.

(2) At December 31, 1995, the credited years of service for Messrs. Lander, Jr., Lander, III and Harding were 32, 13, and 19, respectively.


                           COMPENSATION OF DIRECTORS

     None of the members of the Board of Directors of Gulf Southwest receive any compensation (other than dividends paid to all shareholders) from Gulf Southwest.


                        REPORT ON EXECUTIVE COMPENSATION

     The compensation of the Merchants Bank executive officers is determined by the Compensation Committee of the Board of Directors of Merchants Bank. Each member of the Compensation Committee is a director of Merchants Bank who is not an employee of the Company or any of its affiliates.

GENERAL POLICIES
- ----------------

     It is Merchants Bank's policy to structure compensation arrangements for executive officers that provide competitive annual base salaries and other benefits. The Compensation Committee of Merchants Bank considers the total compensation (earned or potentially available) of each executive officer in establishing each element of compensation.

COMPENSATION OF EXECUTIVE OFFICERS GENERALLY
- --------------------------------------------

     At the beginning of each fiscal year, the Compensation Committee reviews and approves, with any modifications it deems appropriate, an annual salary plan for Merchants Bank senior executives, excluding the chief executive officer. This salary plan is developed under the direction of the chief executive officer based on performance judgments as to past and expected future contributions of the individual senior executives. In addition, the Compensation Committee of Merchants Bank considers information on compensation paid by competitors, to the extent available.


COMPENSATION OF THE CHIEF EXECUTIVE OFFICER
- -------------------------------------------

     In considering the compensation of J. W. Lander, Jr., the chief executive officer of Gulf Southwest and Chairman of the Board of Gulf Southwest and Merchants Bank, the Compensation Committee of Merchants Bank has taken into account Mr. Lander's many years of experience in the Texas banking industry and the fact that Mr. Lander has served as chief executive officer for more than twenty years during which the banking industry in Texas experienced extreme turmoil and numerous bank failures. The Compensation Committee of Merchants Bank believes that Mr. Lander's leadership through this period was instrumental in Gulf Southwest surviving and returning to profitability.

     The Compensation Committee of Merchants Bank anticipates that Mr. Lander's demonstrated leadership qualities and management skills will continue to stimulate the growth and profitability of Merchants Bank and thus enhance shareholder value. The Compensation Committee believes that the base salary compensation provided to Mr. Lander is appropriate and reasonable in light of his duties, performance and responsibilities.


                                       Ben A. Brollier, Chairman
                                       Max Bowen
                                       John T. Malone
                                       Herb Laufman
                                       Richard L. Kinsel

                           COMPANY STOCK PERFORMANCE

     Because (i) there is no public market for the Common Stock and (ii) there have been only nine quarterly dividends declared with respect to the Common Stock during the last five fiscal years, the Performance Graph required by the Securities and Exchange Commission which compares cumulative total shareholder return on the Common Stock with cumulative total shareholder returns of (a) a broad equity market index and (b) companies in the same industry or line of business has been omitted.

     Although Gulf Southwest has established a stock option plan, the Board of Directors of Gulf Southwest has not deemed it appropriate to grant any options under such plan.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Some of the officers and directors of Gulf Southwest and their affiliates are customers of Merchants Bank. Such directors, officers and affiliates have had transactions in the ordinary course of business with Merchants Bank, including borrowings, all of which were on substantially the same terms and conditions, including interest rates and collateral, as those prevailing from time to time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or features unfavorable to Merchants Bank. Gulf Southwest expects that its directors and officers and their affiliates will continue to enter into such transactions on similar terms and conditions in the future.


                        COMPLIANCE WITH SECTION 16(A) OF
                       THE SECURITES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Gulf Southwest's directors and executive officers, and persons who beneficially own more than ten percent of the Common Stock, to file reports of beneficial ownership of Common Stock and changes in beneficial ownership on Forms 3, 4 and 5 (collectively, "SEC Forms") with the Securities and Exchange Commission ("SEC"). Directors, executive officers and ten percent beneficial owners are required under regulations promulgated by the SEC to furnish Gulf Southwest with copies of all SEC Forms which they file.

     Based solely on information provided to Gulf Southwest by its directors, executive officers and ten percent beneficial owners, Gulf Southwest believes that its directors, executive officers and ten percent beneficial owners have complied with all filing requirements applicable to them with respect to acquisitions and dispositions of shares of common stock occurring during 1995.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Hidalgo, Banfill, Zlotnik & Kermali, P.C. as independent auditors for the fiscal year ending December 31, 1995 and for the current year. Such appointment does not require ratification or other action by the Company's shareholders.

     A representative of Hidalgo, Banfill, Zlotnik & Kermali, P.C. will be present at the meeting to answer any questions and to make a statement if he desires to do so.

                                 OTHER MATTERS

     Management does not know of any matter to be acted upon at the meeting other than the election of directors and the proposal to change the name of Company. If other business comes before the meeting, the persons named in the proxies will vote the proxies in accordance with their best judgment.


                           PROPOSALS BY SHAREHOLDERS

     Shareholders who desire to present proposals to shareholders of the Company at the 1997 annual meeting of shareholders and to have such proposals included in the Company's proxy materials must submit their proposals to the Company no later than January 15, 1997.


                           ANNUAL REPORT ON FORM 10-K

     FORM 10-K. A copy of the Company's 1995 Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission, may be obtained without charge (except for exhibits to such Annual Report, which will be furnished upon payment of the Company's reasonable expenses in furnishing such exhibits) by any shareholder upon written request to: Gulf Southwest Bancorp, Inc., 4200 Westheimer, Suite 210, Houston, Texas 77027, Attention: J. W. Lander, III.

     1995 ANNUAL REPORT TO SHAREHOLDERS. The Annual Report to Shareholders of the Company for the Fiscal Year ended December 31, 1995, is enclosed herewith. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of Proxies.

                              By Order of the Board of Directors,



                              J. W. Lander, III
                              President

                         GULF SOUTHWEST BANCORP, INC.
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, JUNE 11, 1996

P         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

R The undersigned hereby appoints J.W. Lander, Jr. and J.W. Lander, III, and each of them, with full power of substitution, proxies to vote the
O shares which the undersigned would be entitled to vote if personally present at the Annual Meeting of its Shareholders to be held on June 11,
X 1996 at 8:00 a.m., local time at Merchants Bank, 999 North Shepherd, Houston, Texas 77008, and any adjournments thereof, hereby revoking any
Y proxy heretofore given, subject to any directions indicated on the reverse side of this card. If no directions are given, this proxy will be voted FOR Proposals 1 and 2.

       Your vote for the election of directors may be indicated on the reverse. Nominees are: Norman H. Bird, A. Harrel Blackshear, Donald R. Harding, J.W. Lander, Jr. and J.W. Lander, III.

       This proxy is continued on the reverse side. Please sign and return promptly in the envelope provided. No postage is required if mailed in the United States. If you attend the Meeting and vote in person, the proxy will not be used.

            (Continued and to be signed and dated on reverse side.)
                               SEE REVERSE SIDE

       The Board of Directors recommends a vote FOR Proposals 1 and 2.

                                                          WITHHELD
                                       FOR         as to ALL Nominees
P      1. Election of Directors        / /                  / /

R      -------------------------------------------------------------
       To withhold authority to vote for any nominee(s), write the
O      name of each such nominee on the line provided above.

X
                                       FOR        AGAINST      ABSTAIN
Y      2. Approval of Name Change      / /          / /          / /

       3. In the discretion of the proxies, upon such other business as may properly come before the meeting.


       Please sign exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian, or corporate officer, please give full title.

       DATED ____________________________, 1996

       SIGNED _________________________________

       ________________________________________